Exhibit 99.1

Press release, dated January 23, 2008.

News Release

Contact: Brad Cohen Public Relations Quantum Corp. (408) 944-4044 brad.cohen@quantum.com

Marilyn Keys Investor Relations Quantum Corp. (408) 944-4450 ir@quantum.com

QUANTUM CORPORATION REPORTS FISCAL THIRD QUARTER RESULTS

Generates Highest GAAP Operating Income in Three Years

SAN JOSE, Calif., Jan. 23, 2008 – Quantum Corp. (NYSE:QTM), the leading global specialist in backup, recovery and archive, today announced that revenue for its fiscal third quarter (FQ3’08), ended Dec. 31, 2007, was $253 million. Although this was down from $302 million in the same quarter last year (FQ3’07), the company more than doubled its GAAP operating income to $9 million. This was the highest level in three years and reflected Quantum’s focus on pursuing higher margin sales over low-margin revenue opportunities.

The company reported a GAAP net loss of $2 million for FQ3’08, or 1 cent per share, compared to a $10 million net loss (5 cents per share) in FQ3’07. The $2 million net loss in the recent December quarter included two major expense items totaling $16 million: $12 million in amortization of intangibles and $4 million in stock-based compensation charges. The net impact of these items reduced earnings per share on a diluted basis by approximately 8 cents.

Quantum increased its GAAP gross margin rate to 35 percent in FQ3’08, up from 29 percent in the comparable quarter last year. This was the highest GAAP gross margin rate for the company in more than five years. In addition to delivering strong gross margin

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performance, the company reduced its GAAP operating expenses to $78 million, from $85 million in the same period last year. During FQ3’08, Quantum also paid down $20 million of its debt related to the August 2006 acquisition of ADIC. At quarter end, the Company had reduced this debt by 27 percent since the acquisition and had a balance of $360 million. Interest expense for the period was $11 million, down $4 million from the comparable quarter last year.

“We are pleased with the continued progress we made in executing on our financial model last quarter,” said Rick Belluzzo, chairman and CEO of Quantum. “Our strategy of focusing on the higher margin segments of our business and reducing our expense structure has enabled us to deliver solid operating income, generate cash and pay down our debt. At the same time, however, we recognize the need to grow branded revenue and have undertaken a number of actions across the company which we believe will help drive such growth over the coming quarters. This includes building a stronger disk and software business, with an increasing contribution from our DXi-Series family of disk-based data de-duplication and replication solutions.”

Quantum’s product revenue, which includes sales of the company’s hardware and software products, totaled $185 million in FQ3’08. This represented a net decrease of approximately $50 million from the same quarter last year. The components of product revenue were as follows:

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Disk systems and software revenue was $14 million, up $2 million from FQ3’07, as a strong contribution from Quantum’s DXi3500 and DXi5500 de-duplication and replication appliances offset the revenue decline in sales of the company’s legacy disk products.

•	Tape automation systems revenue totaled $113 million in FQ3’08, a decline of $30 million from the comparable period last year, with lower sales in almost all product categories.

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Revenue from devices and non-royalty media sales totaled $58 million in the December quarter, down $22 million from the same quarter last year, as non-royalty media revenue grew but device sales declined.

Service revenue, which includes hardware service contracts as well as repair, installation and professional services, was $41 million in FQ3’08. This was up $3 million over FQ3’07.

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Quantum had $27 million in royalty revenue for FQ3’08, down approximately $2 million from the same quarter last year.

The company increased its branded share of non-royalty revenue to 62 percent in FQ3’08, from 54 percent in FQ3’07.

Continued Validation for Quantum’s DXi™ Solutions

During the December quarter, Quantum continued to see solid validation for its DXi-Series solutions. The company increased its combined DXi3500 and DXi5500 revenues by 31 percent sequentially and now has an installed base of approximately 200 customers across a range of industries and geographies. One-third of Quantum’s DXi-Series revenues in the quarter came from repeat purchases, and about 50 percent of customers bought a replication license, which indicates the continued growth opportunity for the company in this market. In addition, the DXi-Series portfolio is gaining increased recognition within the storage industry, most recently by the editors of Storage magazine and SearchStorage.com, who named the DXi-Series appliances as a finalist in the backup hardware category for their 2007 Storage Products of the Year (winners to be announced next month).

One of the key factors underlying the DXi-Series’ growing momentum has been Quantum’s focus on building an integrated, scalable family of data de-duplication and replication solutions for addressing customers’ needs from remote sites to primary data centers. This includes providing policy-based de-duplication and direct tape creation in the company’s new DXi7500 enterprise solution, which it plans to begin shipping later this quarter. Quantum has already received more than 200 requests for DXi7500 quotes from customers excited about the product and the benefits it offers.

Conference Call and Audio Webcast Notification

Quantum will hold a conference call today, Jan. 23, 2008, at 2:00 p.m. PST, to discuss its fiscal third quarter results. Press and industry analysts are invited to attend in listen-only mode. Dial-in number: (303) 262-2137 (U.S. & International). Quantum will provide a live audio webcast of the conference call beginning today, Jan. 23, 2008, at 2:00 p.m. PST. Site for the webcast and related information: http://www.quantum.com/investors.

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About Quantum

Quantum Corp. (NYSE:QTM) is the leading global storage company specializing in backup, recovery and archive. Combining focused expertise, customer-driven innovation, and platform independence, Quantum provides a comprehensive, integrated range of disk, tape, and software solutions supported by a world-class sales and service organization. As a long-standing and trusted partner, the company works closely with a broad network of resellers, OEMs and other suppliers to meet customers’ evolving data protection needs. Quantum Corp., 1650 Technology Drive, Suite 800, San Jose, CA 95110, (408) 944-4000, www.quantum.com.

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Quantum and the Quantum logo are trademarks of Quantum Corporation registered in the United States and other countries. DXi and StorNext are trademarks of Quantum Corporation. All other trademarks are the property of their respective owners.

“Safe Harbor” Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Specifically, without limitation, statements relating to: (1) our belief that actions undertaken across the company will help drive branded revenue growth over the coming quarters; (2) the scheduled shipping of the DXi7500 later this quarter, along with the product’s expected benefits; and (3) the expectation that momentum in the data de-duplication and replication markets will increase, are forward-looking statements within the meaning of the Safe Harbor. These statements are based on management’s current expectations and are subject to certain risks and uncertainties. As a result, actual results may differ materially from the forward-looking statements contained herein. Factors that could cause actual results to differ materially from those described herein include, but are not limited to: (a) the failure to compete successfully in the highly competitive and rapidly changing marketplace for backup, recovery, archive and other storage products and services; (b) our ability to successfully execute to our product roadmaps and timely ship our products; (c) the risk that lower volumes and continuing price and cost pressures could lead to lower gross margin rate; (d) media royalties from media manufacturers coming in at lower levels than expected; (e) operational risks associated with the changes being made to our manufacturing infrastructure; (f) acceptance of, or demand for, our products being lower than anticipated; and (g) difficulties in retaining key employees. More detailed information about these risk factors, and additional risk factors, are set forth in Quantum’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors,” on pages 12 to 21 of Quantum’s Annual Report on Form 10-K for fiscal year 2007, filed with the Securities and Exchange Commission on June 13, 2007 and on pages 32 to 42 of Quantum’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2007, filed with the Securities and Exchange Commission on November 8, 2007. In particular, you should review the risk factors on pages 12 through 14 of our Form 10-K under the headings “A large percentage of our sales come from a few customers, and these customers have no minimum or long-term purchase commitments. The loss of, or a significant reduction in demand from, one or more key customers could materially and adversely affect our business, financial condition, and operating results”, “From time to time we make acquisitions, such as the recent acquisition of ADIC. The failure to successfully integrate recent or future acquisitions could harm our business, financial condition, and operating results”, “We derive almost all of our revenue from products incorporating tape technology. If competition from alternative storage technologies continues or increases, our business, financial condition, and operating results would be materially and adversely harmed” and “Competition has increased, and may increasingly intensify, in the tape drive and tape automation markets as a result of competitors introducing products based on new technology standards, which could materially and adversely affect our business, financial condition, and results of operations.” Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

QUANTUM CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended Dec 31,		Nine Months Ended Dec 31,
	2007	2006	2007	2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue
Product	$185,130	$234,949	$551,734	$570,993
Service	40,628	37,923	119,740	83,460
Royalty	26,753	29,027	75,312	84,411

Total revenue	252,511	301,899	746,786	738,864
Cost of revenue
Product	133,885	184,932	412,623	464,275
Service	31,453	27,951	90,421	62,935
Restructuring charges related to cost of revenue	—	—	237	—

Total cost of revenue	165,338	212,883	503,281	527,210
Gross margin	87,173	89,016	243,505	211,654
Operating expenses
Research and development	20,127	30,245	68,985	78,407
Sales and marketing	39,371	36,524	108,980	86,243
General and administrative	18,787	18,048	58,290	46,399
Restructuring charges	98	545	9,429	7,288
In-process research and development	—	—	—	14,700

	78,383	85,362	245,684	233,037

Income (loss) from operations	8,790	3,654	(2,179)	(21,383)
Interest income and other, net	331	2,243	6,200	6,273
Interest expense	(10,952)	(15,266)	(48,785)	(25,974)

Loss before income taxes	(1,831)	(9,369)	(44,764)	(41,084)
Income tax provision	559	155	678	2,692

Net loss	$(2,390)	$(9,524)	$(45,442)	$(43,776)

Basic and diluted net loss per share	$(0.01)	$(0.05)	$(0.22)	$(0.23)

Basic and diluted weighted average common and common equivalent shares	204,243	194,087	201,211	190,814

Included in the above Statements of Operations:

	Three Months Ended Dec 31,		Nine Months Ended Dec 31,
	2007	2006	2007	2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Expense related to retiring prior debt facility	$—	$—	$12,602	$—
Accelerated depreciation on legacy IT system	—	—	2,179	—
Accelerated depreciation related to facility closures	66	—	132	—
Inventory valuation adjustment to fair value	—	—	—	1,960
Retention expense
Cost of revenue	33	538	252	747
Research and development	—	353	—	490
Sales and marketing	—	790	—	1,097
General and administrative	41	91	114	126

	74	1,772	366	2,460
Amortization of intangibles
Cost of revenue	7,351	8,347	23,907	18,064
Research and development	521	326	932	865
Sales and marketing	4,177	5,313	12,623	10,003
General and administrative	25	25	75	189

	12,074	14,011	37,537	29,121
Share-based compensation
Cost of revenue	584	333	1,522	854
Research and development	984	717	2,901	1,757
Sales and marketing	861	563	2,444	1,404
General and administrative	1,476	927	3,557	2,532

	3,905	2,540	10,424	6,547

QUANTUM CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2007	March 31, 2007
	(Unaudited)	*
Assets
Current assets:
Cash and cash equivalents	$83,420	$60,581
Marketable securities	—	35,000
Accounts receivable, net	209,803	149,435
Inventories	73,657	91,153
Deferred income taxes	14,713	17,137
Other current assets	30,597	33,155

Total current assets	412,190	386,461
Long-term assets:
Property and equipment, less accumulated depreciation	40,447	50,241
Service parts for maintenance, less accumulated amortization	78,147	82,361
Purchased technology, less accumulated amortizatin	81,685	106,524
Other intangible assets, less accumulated amortization	79,379	92,077
Goodwill	388,670	390,032
Other long-term assets	13,270	18,133

Total long-term assets	681,598	739,368

	$1,093,788	$1,125,829

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$98,201	$92,292
Accrued warranty	22,063	30,669
Deferred revenue, current	69,543	57,617
Current portion of long-term debt	4,000	25,000
Accrued restructuring charges	4,473	13,289
Other accrued liabilities	87,027	110,583

Total current liabilities	285,307	329,450
Long-term liabilities:
Deferred revenue, long-term	28,988	27,634
Deferred income taxes	14,310	16,751
Long-term debt	356,000	337,500
Convertible subordinated debt	160,000	160,000
Other long-term liabilities	13,941	53

Total long-term liabilities	573,239	541,938
Stockholders’ equity	235,242	254,441

	$1,093,788	$1,125,829

*	Derived from the March 31, 2007 audited Consolidated Financial Statements.

QUANTUM CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Nine Months Ended December 31,
	2007	2006
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	$(45,442)	$(43,776)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	20,411	20,057
Amortization **	58,497	38,254
Realized gain on sale of securities	(2,122)	—
In-process research and development	—	14,700
Gain on Ireland facility closure	—	(476)
Deferred income taxes	(18)	(29)
Share-based compensation	10,424	6,547
Fixed assets written off in restructuring	568	382
Change in assets and liabilities:
Accounts receivable	(60,368)	(5,204)
Inventories	10,464	18,574
Service parts for maintenance	(7,426)	(13,924)
Accounts payable	14,214	(23,108)
Income taxes payable	33	978
Accrued warranty	(8,606)	(5,822)
Deferred revenue	13,280	8,051
Accrued restructuring charges	(8,314)	(12,962)
Other assets and liabilities	(1,491)	(10,624)

Net cash used in operating activities	(5,896)	(8,382)
Cash flows from investing activities:
Purchases of marketable securities	(65,000)	(564,758)
Proceeds from sale of marketable securities	100,000	624,757
Purchases of property and equipment	(17,356)	(11,255)
Proceeds from sale of investment	5,441	—
Proceeds from sale of Ireland facility	—	6,000
Proceeds from sale of subsidiary, net of cash sold	2,176	—
Payments made in connection with business acquisitions, net of cash	—	(545,385)

Net cash provided by (used in) investing activities	25,261	(490,641)
Cash flows from financing activities:
Borrowings of long-term debt, net	441,953	486,683
Repayments of long-term debt	(452,500)	(7,750)
Proceeds from issuance of common stock, net	14,021	6,460

Net cash provided by financing activities	3,474	485,393
Net increase (decrease) in cash and cash equivalents	22,839	(13,630)
Cash and cash equivalents at beginning of period	60,581	123,298

Cash and cash equivalents at end of period	$83,420	$109,668

**	Amortization for the nine months ended December 31, 2007 includes $8.1 million of our prior debt facility’s capitalized debt costs.